SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

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Date of Report: January 28, 2008

NeoMedia Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Concourse Parkway, Suite 500, Atlanta, GA	30328
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(678) 638-0460

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On January 28, 2008, NeoMedia Technologies, Inc., a Delaware corporation (the "Company") entered into that certain Share Purchase and Transfer Agreement (the "SPTA") with Bernd Michael, an individual residing at Am Hövel 9, 40667 Meerbusch, Germany (the "Purchaser" and together with the Company, the "Parties"), pursuant to which the Company agreed to sell to the Purchaser, and the Purchaser agreed to purchase from the Company, 491,716 shares of common stock of 12snap AG, a Germany corporation (the "Shares"), for $750,000 in cash. On February 4, 2008, the Parties completed such purchase and sale of the Shares. Pursuant to that certain Option Agreement, dated April 4, 2007, by and between the Parties, the Purchaser had granted to the Company an option to purchase the Shares and on January 3, 2008, the Company exercised such option. As required by the SPTA, the Parties executed an Arbitration Agreement (the "Arbitration Agreement"), of even date with the SPTA, whereby the Parties agreed to settle any dispute, controversy or claim arising from the SPTA pursuant to the terms thereof. Copies of the SPTA and the Arbitration Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 4, 2008, the Parties completed the purchase and sale of the Shares described in Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits No. Description:

Exhibit No.	Item	Location

Exhibit 10.1	Share Purchase and Transfer Agreement, dated January 31, 2008, by and between the Company and Bernd Michael.	Provided herewith
Exhibit 10.2	Arbitration Agreement, dated January 31, 2008, by and between the Company and Bernd Michael.	Provided herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOMEDIA TECHNOLGIES, INC.

Date: February 8, 2008	By: /s/ Frank J. Pazerau
Name: Frank J. Pazera
Its: Chief Financial Officer